UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 24, 2007

Nabi Biopharmaceuticals

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-04829	59-1212264
(Commission File Number)	(IRS Employer Identification No.)

5800 Park of Commerce Boulevard N.W., Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 989-5800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 24, 2007, Nabi Biopharmaceuticals (the “Company”) and Fresenius Biotech GmbH (“Fresenius”) entered into a Transition/Termination Agreement dated October 19, 2007 (the “Termination Agreement”) terminating the Development Agreement (as defined below). The information provided in Item 1.02 is incorporated into this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement

On October 24, 2007, the Company and Fresenius entered into the Termination Agreement, under the terms of which, the Company and Fresenius agreed to terminate the Agreement to Develop, Supply and Market ATG-Fresenius North America in the U.S. and Canada between the Company and Fresenius dated March 30, 2006 (the “Development Agreement”) effective October 19, 2007.

Under the Development Agreement, Fresenius granted the Company exclusive sales and distribution rights to ATG-Fresenius North America (the “Product”) in the U.S. and Canada for an initial term of ten years following the first commercial sale of the Product in the U.S. Under the Development Agreement, the Company agreed to be responsible for, and to bear the cost of, clinical development, the regulatory approval process, and the marketing and sale of the Product in the U.S. and Canada. Fresenius agreed to manufacture and supply the Product and to bear all costs arising from non-clinical, toxicology, chemistry, manufacturing and controls information and process development information.

Prior to entering into the Termination Agreement, the Company concluded that it was not in its best interest to continue development of the Product and sponsorship of the clinical studies related thereto, and the Company and Fresenius agreed that it was in their mutual best interest to terminate the Development Agreement.

Under the Termination Agreement, the Company paid directly to Fresenius the net sum of $2,231,979 and deposited in an escrow account $250,000 (the “Escrow Amount”). The Escrow Amount shall be used to reimburse the Company for providing certain services and taking certain actions under the Termination Agreement. Any portion of the Escrow Amount that is not paid to the Company for such reimbursements will be distributed to Fresenius.

Under the Termination Agreement, the Company agreed to provide certain services and take certain actions in connection with the transfer of development of the Product (including sponsorship of the clinical studies related thereto) to Fresenius, and Fresenius agreed to reimburse the Company for certain expenses related to those services and actions. The Company also agreed that it would not conduct any studies or programs related to, or market, sell, manufacture for sale, or distribute, any “competitive product” (as defined in the Termination Agreement) for a period of three years following the date of the Termination Agreement. Also under the Termination Agreement, the Company granted to Fresenius an exclusive worldwide, royalty-free, milestone-free perpetual license to any “improvements” (as defined in the Termination Agreement) to the Product.

This description of the Termination Agreement is qualified in its entirety by reference to the Termination Agreement, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABI BIOPHARMACEUTICALS

Date: October 25, 2007	By:	/s/ Jordan I. Siegel
	Name:	Jordan I. Siegel
	Title:	Senior Vice President, Finance and Administration Chief Financial Officer and Treasurer